UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 6, 2007

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-26694	93-0945003
(Commission file number)	(IRS employer identification no.)

585 West 500 South, Bountiful, Utah	84010
(Address of principal executive offices)	(Zip code)

(801) 298-3360

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 6, 2007, Becton Dickinson and Company (“BD”) and MDC Investment Holdings, Inc. (“MDC”) filed a lawsuit against Retractable Technologies, Inc. (“RTI”) in the United States Court for the Eastern District of Texas, asserting that RTI’s VanishPoint® line of syringes infringe upon MDC’s United States Patent No. 6,179,812 (the “‘812 patent”), entitled “Retractable Needle Medical Devices,” and United States Patent No. 7,090,656 (the “‘656 patent”), entitled “Medical Devices with Retractable Needle.” BD and MDC seek damages, attorney’s fees and injunctive relief.

MDC Investment Holdings, Inc. is a wholly owned subsidiary of Med-Design Corporation. Med-Design Corporation is a wholly-owned subsidiary of Specialized Health Products International, Inc. Under a license agreement between BD and MDC, BD is the exclusive licensee with the right to sue for infringement of the ‘812 patent and the ‘656 patent and to join MDC as a party to such suit, in which event BD holds MDC free, clear and harmless from any and all costs and expenses of such litigation, including attorney’s fees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

Date: September 11, 2007	By:	/s/ Jeffrey M. Soinski

Jeffrey M. Soinski
President, Chief Executive Officer, Director